Exhibit 1.1

Execution Version

17,500,000 Public Units

Gaming & Hospitality Acquisition Corp.

UNDERWRITING AGREEMENT

February 2, 2021

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Gaming & Hospitality Acquisition Corp., a Delaware corporation (the “Company”), proposes to sell to you (the “Underwriter”), subject to the terms and conditions stated this agreement (this “Agreement”), an aggregate of 17,500,000 units (the “Public Units”) of the Company (said units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriter an option to purchase up to an aggregate of 2,500,000 additional units to cover over-allotments, if any (the “Option Securities” and, together with the Underwritten Securities, hereinafter called the “Securities”).

Each Public Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-third of one warrant, where each whole warrant is exercisable to purchase one share of Common Stock (the “Public Warrant(s)”). The Common Stock and Public Warrants included in the Public Units will not trade separately until the 52nd day following the date of the Prospectus (unless the Underwriter informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Commission on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Public Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $11.50 per share during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination (as defined below) or twelve (12) months from the date of the consummation of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon the redemption by the Company of such Public Warrants or the liquidation of the Company; provided, however, that pursuant to the Warrant Agreement (as defined below), a Public Warrant may not be exercised for a fractional share, so that only a whole number of warrants may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Units (as defined below) and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriter and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a Warrant Agreement, dated as of the date hereof, with respect to the Public Warrants and the Private Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Public Warrants and the Private Warrants.

The Company has entered into a Securities Subscription Agreement, dated as of June 30, 2020, with Affinity Gaming Holdings, L.L.C., a Delaware limited liability company (the “Sponsor”), in substantially the form filed as Exhibit 10.5 to the Registration Statement (the “Founder’s Purchase Agreement”), pursuant to which the Sponsor purchased an aggregate of 4,312,500 shares of Class B common stock, par value $0.0001 per share, of the Company (including the shares of Common Stock issuable upon conversion thereof, the “Founder Shares”), for an aggregate purchase price of $25,000. In connection with the Offering, the Company effected a stock dividend resulting in an aggregate of 5,000,000 Founder Shares issued (up to 625,000 Founder Shares of which are subject to forfeiture by the Sponsor depending on the extent to which the Underwriter does not exercise its option to purchase Option Securities in full as described in Section 2). The Founder Shares are substantially similar to the shares of Common Stock included in the Public Units except as described in the Prospectus.

The Company has entered into a Private Units Purchase Agreement, dated as of the date hereof, with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement (the “Unit Purchase Agreement”), pursuant to which the Sponsor agreed to purchase an aggregate of 727,500 units (or up to 777,500 units to the extent the over-allotment option is exercised), consisting of one share of Common Stock (the “Private Shares”) and one-third of one warrant (the “Private Warrants” and, together with the Public Warrants, the “Warrants”), at a price of $10.00 per unit (the “Private Units” and, together with the Public Units, the “Units”) in a private placement closing simultaneously with the closing of the Offering and intended to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Private Units and the Private Warrants are substantially similar to the Public Units and the Public Warrants, respectively, except as described in the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof, with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Private Shares, the Private Warrants and the shares of Common Stock issuable upon the conversion or exercise, as applicable, of the Founder Shares and certain warrants that may be issued upon conversion of working capital loans, in each case as described in the Prospectus.

The Company has entered into an Administrative Support Agreement, dated as of the date hereof, with the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement (the “Administrative Support Agreement”), pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $33,333 for office space, utilities, secretarial and administrative support services, reimbursement of an allocable portion of the cash compensation paid by the Sponsor to the Company’s officers and reimbursement of expenses.

The Company has caused to be duly executed and delivered a letter agreement, dated as of the date hereof, by and among the Sponsor and each of the Company’s officers, directors, and director nominees, in the form filed as Exhibit 10.1 to the Registration Statement (the “Insider Letter”).

1.	REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission the Registration Statement (file number 333-252182) on Form S-1, including the related Preliminary Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Securities Act and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; as of the Applicable Time and on the Closing Date and any settlement date, any individual Written Testing-the Waters-Communication (as defined herein) did not conflict with the information contained in the Registration Statement or the Statutory Prospectus, complied in all material respects with the Securities Act, when considered together with the Statutory Prospectus, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(c) The Statutory Prospectus, as of the Applicable Time and on the Closing Date and any settlement date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

(d) The Company has filed with the Commission a Form 8-A (file number 001-39987) providing for the registration under the Exchange Act of the Public Units, the Common Stock and the Public Warrants, which registration is currently effective on the date hereof. The Public Units, the Common Stock and the Public Warrants have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Capital Market, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e) The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g) The Company has not prepared or used a Free Writing Prospectus.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Unit Purchase Agreement, the Registration Rights Agreement, the Administrative Support Agreement and the Insider Letter, and to carry out the transactions contemplated hereby and thereby, and, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined below), is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i) Since the date of the most recent financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus, except as otherwise specifically stated therein, there has been no material adverse change or any development involving a prospective material adverse change in or affecting the financial condition or business of the Company.

(j) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Stockholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Securities Act to be described in the Registration Statement or Prospectus that have not been described as required.

(k) The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus and the Prospectus.

(l) All issued and outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such shares were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding shares of Common Stock and Warrants were at all relevant times either registered under the Securities Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock and Warrants, exempt from such registration requirements. The holders of outstanding shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) or bylaws of the Company; and, except as set forth in the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding.

(m) The Securities have been duly authorized and when issued and delivered against payment by the Underwriter pursuant to this Agreement, will be validly issued. The Private Units have been duly and validly authorized and when issued and delivered against payment by the Sponsor pursuant to the Unit Purchase Agreement, will be validly issued.

(n) The shares of Common Stock included in the Units have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriter pursuant to this Agreement and for the Private Units by the Sponsor pursuant to the Unit Purchase Agreement, as applicable, will be validly issued, fully paid and nonassessable.

(o) The Warrants included in the Units, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriter pursuant to this Agreement and against payment for the Private Units by the Sponsor pursuant to the Unit Purchase Agreement, as applicable, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(p) The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, as applicable, will be validly issued, fully paid and nonassessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such shares of Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(q) Except as set forth in the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

(r) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(s) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Securities Act with the offer and sale of the Underwritten Securities pursuant to the Registration Statement.

(t) The Founder Shares are duly authorized, validly issued, fully paid and nonassessable.

(u) [Reserved.]

(v) This Agreement has been duly authorized, executed and delivered by the Company.

(w) The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) The Unit Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) The Insider Letter executed by the Company, the Sponsor and, to the Company’s knowledge, each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) The Administrative Support Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ee) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Unit Purchase Agreement, the Registration Rights Agreement, the Administrative Support Agreement or the Insider Letter, except for the registration under the Securities Act and the Exchange Act of the Securities and such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Statutory Prospectus and the Prospectus.

(ff) The Company is not in violation or default of (i) any provision of its Amended and Restated Certificate of Incorporation or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule or regulation or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition, business or properties of the Company, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(gg) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Unit Purchase Agreement, the Registration Rights Agreement, the Administrative Support Agreement or the Insider Letter will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Certificate of Incorporation or bylaws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties, except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(hh) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(ii) The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Statutory Prospectus, the Prospectus and the Registration Statement, the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Statutory Prospectus, the Prospectus and the Registration Statement are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(jj) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Sponsor, or the property of either of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(kk) The Company does not own or lease any property.

(ll) WithumSmith + Brown PC (“WithumSmith”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(mm) The Company maintains effective “disclosure controls and procedures” as defined under Rule 13a-15(e) under the Exchange Act, to the extent required by such rule.

(nn) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(oo) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rule IM-5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(pp) There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(qq) The Company has filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(rr) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ss) None of the Company or, to the knowledge of the Company, the Sponsor, any director, director nominee or officer of the Company or any agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or, to the knowledge of the Company, such other persons of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject. The Company and, to the knowledge of the Company, the Sponsor, the Company’s directors, director nominees, officers, agents, employees and affiliates have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(tt) The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(uu) None of the Company or, to the knowledge of the Company, the Sponsor, any director, director nominee, officer, agent or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or other economic sanctions.

(vv) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(ww) To the knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and the Company’s officers, directors and director nominees and provided to the Underwriter, is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect in all material respects.

(xx) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, the Company has not identified any acquisition target and has not, nor, to its knowledge, has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with respect to a possible initial Business Combination, or undertaken, or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

(yy) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriter’s compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(zz) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “underwriting compensation” within the meaning of Rule 5110(j)(22) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriter pursuant to this Agreement.

(aaa) [Reserved.]

(bbb) Except as disclosed in the FINRA questionnaires provided to the Underwriter, to the Company’s knowledge, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(ccc) Except as disclosed in the FINRA questionnaires provided to the Underwriter, to the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Member (other than securities purchased on the open market).

(ddd) To the Company’s knowledge, no Company Affiliate has made a subordinated loan to any Member.

(eee) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Underwritten Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(fff) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial submission date of the Registration Statement.

(ggg) Except for the issuance of securities to the Sponsor, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial submission date of the Registration Statement has to the Company’s knowledge any relationship or affiliation or association with any Member.

(hhh) To the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary.

(iii) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(jjj) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(kkk) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, stockholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Registration Statement, the Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(lll) The Company has not offered, or caused the Underwriter to offer, the Underwritten Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(mmm) Upon delivery and payment for the Public Units on the Closing Date and the filing of the Closing Form 8-K, the Company will not be subject to Rule 419 and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(nnn) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the Securities Act.

(ooo) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that the Company reasonably believes are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications, other than as disclosed by the Company to the Underwriter. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing- the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ppp) Each of Affinity Gaming, a Nevada corporation (“Affinity Gaming”), and its significant subsidiaries (collectively, the “Operating Subsidiaries”) has been duly organized, is validly existing and in good standing as a limited liability company, a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition, earnings, business or properties of the Affinity Gaming and its subsidiaries, taken as a whole (a “Sponsor Material Adverse Effect”). To the knowledge of the Company, each of the Operating Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

(qqq) None of the Operating Subsidiaries (i) is in violation of its certificate of incorporation or certificate of formation, as applicable, or bylaws or limited liability company operating agreement, as applicable (or similar organizational documents), (ii) is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, or (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or its own privacy policies, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Sponsor Material Adverse Effect.

(rrr) The Operating Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Operating Subsidiaries, as a whole, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Time of Delivery Information, (ii) for certain permitted liens or liens and encumbrances expressly set forth as an exception to the policies of title insurance, if any, obtained to insure the lien of each mortgage with respect to any properties that are mortgage or (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Operating Subsidiaries; and , to the knowledge of the Company, any real property and buildings held under lease by the Operating Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Sponsor Material Adverse Effect.

(sss) Except with respect to matters covered in Section 1(uuu), (i) the Operating Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now conducted (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Sponsor Material Adverse Effect; (ii) the Operating Subsidiaries has fulfilled and performed all of its obligations in all material respects with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where such failure to fulfill or perform or such impairment would not, individually or in the aggregate, have a Sponsor Material Adverse Effect; and (iii) none of the Operating Subsidiaries have received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Sponsor Material Adverse Effect.

(ttt) Except with respect to matters covered in Section 1(uuu), there are no legal or governmental proceedings pending to which any Operating Subsidiary is a party or of which any property of the Operating Subsidiaries is the subject which, if determined adversely to the applicable Operating Subsidiary, would individually or in the aggregate have a Sponsor Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened by governmental authorities.

(uuu) The Sponsor, each of the Operating Subsidiaries and each of their respective officers, directors, managers, members or affiliates which would reasonably be considered in the process of determining the suitability of the Sponsor or any of its Operating Subsidiaries for a Gaming Approval by a Gaming Authority, or any holders of the Sponsor’s membership units or other equity interests who will be required to be licensed or found suitable under applicable Gaming Laws (the foregoing persons collectively, the “Licensing Affiliates”), which is licensed or holds any Gaming Approval pursuant to applicable Gaming Laws (collectively, the “Licensed Parties”) is in good standing in each of the jurisdictions in which such Licensed Party owns, operates or manages gaming facilities, except where such failure to be in good standing would not, individually or in the aggregate, have a Sponsor Material Adverse Effect. To the knowledge of the Company, there are no ongoing material investigations with respect to any existing gaming license held by the Sponsor or any Licensing Affiliates and there are no facts which, if known to any Gaming Authority, would be reasonably likely to (i) result in the denial, revocation, limitation or suspension of a Gaming Approval of any of the Licensed Parties or (ii) result in a material adverse outcome to any finding of suitability proceedings of any of the Licensed Parties currently pending.

As used in this Agreement, the following terms shall have the following meaning:

“Gaming Approvals” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority or under Gaming Laws necessary for or relating to conduct of gaming and related activities or the manufacture, distribution, service or sale of alcoholic beverages or the ownership or the operation, management and development of any gaming operations.

“Gaming Authorities” shall mean the Governmental Authorities charged with the administration and enforcement of the Gaming Laws.

“Gaming Business” and “Gaming Businesses” shall mean the businesses and operations of the Sponsor and its Operating Subsidiaries with respect to, and the properties and assets of the Sponsor and its Operating Subsidiaries used in connection with, any casinos (including riverboat and hotel casinos and all gaming devices therein), or other gaming businesses and related activities or the manufacture, sale or distribution of liquor or alcoholic beverages related to the foregoing gaming businesses owned by the Sponsor or any of its Operating Subsidiaries or in which the Sponsor or any of its Operating Subsidiaries has an interest either through a joint venture or as a party to a management agreement.

“Gaming Laws” shall mean the laws, rules, regulations and orders applicable to the ownership or conduct of Gaming Businesses or casino and gaming activities of the Sponsor or any of its Operating Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities, and applicable laws, rules, regulations and ordinances relating to the manufacture, sale or distribution of liquor or alcoholic beverages.

“Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any agency, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

2.	PURCHASE AND SALE.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $9.80 per Public Unit, the amount of the Underwritten Securities set forth opposite the Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase up to 2,500,000 Option Securities at the same purchase price per Public Unit as the Underwriter shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriter. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is exercising the option and the settlement date.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to the Underwriter a deferred discount of $0.35 per Public Unit (including both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Underwriter hereby agrees that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Common Stock included in the Securities sold pursuant to this Agreement (the “Public Stockholders”), (i) the Underwriter will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

3.	DELIVERY AND PAYMENT.

Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2 hereof shall have been exercised on or before the second Business Day prior to the Closing Date) shall be made at 9:00 a.m., New York City time, on February 5, 2021, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

(a) Payment for the Underwritten Securities shall be made as follows: $175,000,000 of the net proceeds for the Underwritten Securities (including $6,125,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds from the sale of the Private Units (the “Private Placement Portion”) in order for the Trust Account to equal the product of the number of Public Units sold and the Offering price per Public Unit as set forth on the cover of the Prospectus upon delivery to the Underwriter of the Underwritten Securities through the facilities of DTC or, if the Underwriter has otherwise instructed, upon delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Underwritten Securities, in each case for the account of the Underwriter. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Underwriter to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Underwriter for all the Underwritten Securities.

(b) Payment for the Option Securities shall be made as follows: $9.80 per Option Security (including $0.35 per Option Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds from the sale of a proportional amount of additional Private Units in order for the Trust Account to equal the product of the number of Public Units sold (including, for the avoidance of doubt, any Option Securities) and the Offering price per Public Unit as set forth on the cover of the Prospectus upon delivery to the Underwriter of the Option Securities through the facilities of DTC or, if the Underwriter has otherwise instructed, upon delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Option Securities (or through the facilities of DTC), in each case for the account of the Underwriter. The Option Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Underwriter to examine and package the Option Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Underwriter for all the Option Securities.

If the option provided for in Section 2 hereof is exercised after the second Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Underwriter, at 60 Wall Street, 4th Floor, New York, New York 10005, on the date specified by the Underwriter (which shall be at least two Business Days after exercise of said option) against payment by the Underwriter of the purchase price thereof to the Trust Account as described above in Section 3(b). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.	OFFERING BY THE UNDERWRITER.

It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus (the “Offering”).

5.	AGREEMENTS.

The Company agrees with the Underwriter that:

(a) Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the- Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) The Company will not make any offer relating to the Public Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(f) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company will not, without the prior written consent of the Underwriter, (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing), of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Public Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Units, the Private Shares and the Private Warrants, (2) issue and sell the Option Securities on exercise of the option provided for in Section 2 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the securities covered thereby, and (4) issue securities in connection with a Business Combination or (y) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Capital Market; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, and any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriter relating to such filings, memorandum, registration and qualification in an aggregate amount up to $25,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriter) in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the shares of Common Stock and Warrants cease to be publicly traded (as applicable, the “Termination Date”), the Company will use its best efforts to maintain the registration of the Public Units, shares of Common Stock and Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of a Business Combination.

(l) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m) For a period commencing on the Effective Date and ending on the Termination Date, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report.

(n) For a period commencing on the Effective Date and ending on the Termination Date, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Underwriter, furnish to the Underwriter copies of such financial statements and other periodic and current reports as the Company from time to time furnishes generally to holders of any class of securities, and, to the extent such information or documents are not otherwise publicly available, upon written request from the Underwriter promptly furnish to the Underwriter: (i) a copy of such registration statements, financial statements and periodic and current reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriter may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and current reports or other additional documents referred to in the preceding sentence filed on the Commission’s EDGAR website will be considered furnished for the purposes of this Section 5(n).

(o) For a period commencing on the Effective Date and ending on the Termination Date, the Company shall retain a transfer and warrant agent.

(p) The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers or directors unless it or a committee of the Company’s independent directors obtains an opinion from an independent investment banking firm which is a member of FINRA or another independent entity that common renders valuation opinions that such Business Combination is fair to the Company and its stockholders from a financial point of view. The Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination except as described in the Registration Statement.

(q) The Company will apply the net proceeds from the Offering and the sale of the Private Units received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(r) For a period of 60 days following the effective date of the Registration Statement, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to the Underwriter and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company agrees that proper disclosure of any arrangement or potential arrangement that the Company has with any person or entity to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services or investment banking, financial, advisory and/or consulting services will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable. To the extent that the Company discloses arrangements with respect to the Underwriter, the Company will provide the Underwriter with an opportunity to review and comment on any such tender offer materials or proxy statement.

(s) The Company shall advise FINRA, the Underwriter and its counsel if it is aware that any 10% or greater stockholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Securities.

(t) The Company shall cause the proceeds of the Offering and the sale of the Private Units to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(u) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account and not previously released to the Company to pay taxes) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation, or prior to such time, to the extent required to pay for the redemption of the shares of Public Stock of Public Stockholders who properly redeem their shares of Public Stock in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the shares of Public Stock if the Company does not consummate an initial Business Combination within twenty-four (24) months from the Closing Date or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(v) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon the exercise of any of the Public Warrants and the Private Warrants outstanding from time to time and the conversion of the Founder Shares.

(w) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into shares of Common Stock, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the shares of Common Stock on a Business Combination.

(x) Prior to the consummation of a Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(y) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 prior to the consummation of any Business Combination, including, but not limited to, using its reasonable best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(z) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) The Company will use commercially reasonable efforts to effect and, for a period commencing on the Effective Date and ending on the Termination Date, maintain the listing of the Public Units (except after the consummation of the initial Business Combination), shares of Common Stock and Warrants on the Nasdaq Capital Market (or another national securities exchange).

(bb) As soon as and to the extent legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(cc) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation or bylaws.

(dd) The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer.

(ee) The Company, subject to any applicable provisions of the Amended and Restated Certificate of Incorporation, may consummate the initial Business Combination and conduct redemptions of shares of Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the shares of Common Stock held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two (2) business days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Units and (y) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (B) the total number of shares of Common Stock sold as part of the Public Units in the Offering (the “Public Stock”) then outstanding. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by applicable law or stock exchange rules in connection with the initial

Business Combination or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor and the Company’s officers and directors have agreed to vote all of their Founder Shares and any other shares of Common Stock purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding shares of Common Stock the right to have its shares of Common Stock redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Units and (2) any interest income earned on the funds held in the Trust Account not previously released to pay taxes, divided by (II) the total number of Public Stock then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares of Common Stock voted by the stockholders at a duly held stockholders meeting are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption and did not validly withdraw. Only Public Stockholders holding shares of Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Certificate of Incorporation and bylaws of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by twenty-four (24) months from the closing of the Offering (or such later date as has been approved pursuant to a valid amendment to the Amended and Restated Certificate of Incorporation), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Stock, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (including interest not previously released to the Company to pay taxes, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Stock, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding shares of Common Stock included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsor and the Company’s officers and directors have agreed that they will not propose any amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial Business Combination or to redeem 100% of the outstanding Public Stock if the Company has not consummated a Business Combination within twenty-four (24) months from the closing of the Offering (or such later date as has been approved pursuant to a valid amendment to the Amended and Restated Certificate of Incorporation), unless the Company offers the right to redeem to redeem the Public Stock in connection with such amendment, as described in the Statutory Prospectus and Prospectus.

(ff) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriter was the underwriter in the Offering, the Company shall supply the Underwriter with a draft of the Business Combination Announcement and provide the Underwriter with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriter to keep confidential such draft announcement in accordance with the Underwriter’s standard policies regarding confidential information.

(gg) Upon the consummation of the initial Business Combination, the Company and the Underwriter will jointly direct the trustee under the Trust Agreement to pay the Underwriter, the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriter shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within twenty-four (24) months from the closing of the Offering (or such later date as has been approved pursuant to a valid amendment to the Amended and Restated Certificate of Incorporation), the Deferred Discount will not be paid to the Underwriter and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such Liquidation, the Underwriter forfeits any rights or claims to the Deferred Discount.

(hh) The Company will endeavor in good faith, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriter shall have ceased to engage in market- making activities in respect of the Securities, (ii) the date on which the Securities are listed on the Nasdaq Capital Market (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the liquidation of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(ii) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Company will promptly (i) notify the Underwriter so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as may be reasonably requested.

(jj) The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(kk) Upon the earlier to occur of the expiration or termination of the Underwriter’s over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 625,000 by (b) a fraction, the numerator of which is 2,500,000 minus the number of Option Securities purchased by the Underwriter upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,500,000. For the avoidance of doubt, if the Underwriter exercises its over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

6.	CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER.

The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Sidley Austin LLP, counsel for the Company, to have furnished to the Underwriter its opinion letter, dated the Closing Date or settlement date (as applicable) and addressed to the Underwriter, in the form attached as Exhibit A hereto.

(c) The Underwriter shall have received from Paul Hastings LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date or settlement date (as applicable) and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Underwriter a certificate of the Company, signed by its Chief Executive Officer and its principal financial or accounting officer of the Company, dated the Closing Date or settlement date (as applicable), to the effect that the signer of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date or settlement date (as applicable) with the same effect as if made on the Closing Date or settlement date (as applicable) and the Company has complied with all the agreements in all material respects and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or settlement date (as applicable);

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect or Sponsor Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused WithumSmith to have furnished to the Underwriter, at the Execution Time and at the Closing Date or settlement date (as applicable), letters, dated respectively as of the Execution Time and as of the Closing Date or settlement date (as applicable), in form and substance satisfactory to the Underwriter, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus, provided that the cutoff date shall not be more than two business days prior to such Execution Time or Closing Date or settlement date, as applicable, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission; and

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), or in the business or operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(g) Prior to the Closing Date or settlement date (as applicable), the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(h) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(i) The Securities shall be duly listed subject to notice of issuance on the Nasdaq Capital Market, satisfactory evidence of which shall have been provided to the Underwriter.

(j) On the Effective Date, the Company shall have delivered to the Underwriter executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Unit Purchase Agreement, the Administrative Support Agreement, the Insider Letter and the Registration Rights Agreement.

(k) On or prior to the Closing Date or settlement date (as applicable), the Company shall have caused the applicable purchase price for the Private Units to be deposited into the Trust Account.

(l) No order preventing or suspending the sale of the Public Units in any jurisdiction designated by the Underwriter pursuant to Section 5(hh) hereof shall have been issued as of the Closing Date or settlement date (as applicable), and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Paul Hastings LLP, counsel for the Underwriter, at 515 South Flower Street, Twenty-Fifth Floor, Los Angeles, California 90071, Attention: Jonathan Ko, Esq., unless otherwise indicated herein, on the Closing Date or settlement date (as applicable).

7.	REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof (other than clauses (ii), (iii) or (v) thereof) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.	INDEMNIFICATION AND CONTRIBUTION.

(a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each affiliate of the Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Statutory Prospectus, the Prospectus, any “road show” as defined in Rule 433(h) or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading “Underwriting,” (x) the sentences related to concessions and reallowances and the Underwriter’s intention not to make sales to discretionary accounts, and (y) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the foregoing indemnity.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint one counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party or parties in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party or parties. Notwithstanding the indemnifying party’s election to appoint one counsel to represent the indemnified party or parties in an action, the indemnified party shall have the right to employ separate counsel (including one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party or parties would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party or parties, and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party or parties to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party or parties to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriter on the other from the Offering; provided, however, that in no case shall the Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages or liabilities are incurred or such expenses are reasonably incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter, its directors or officers or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, its directors or officers or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.	[RESERVED]

10.	TERMINATION.

This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Public Units, Common Stock or Warrants shall have been suspended by the Commission, or trading in securities generally on the New York Stock Exchange or the Nasdaq Capital Market shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (iv) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the financial condition, business or properties of the Company, whether or not arising in the ordinary course of business, or (v) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States.

11.	REPRESENTATIONS AND INDEMNITIES TO SURVIVE.

The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.	NOTICES.

All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to (i) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (646) 374-1071; with a copy to Paul Hastings LLP, 515 South Flower Street, Twenty-Fifth Floor, Los Angeles, California 90071, facsimile: (213) 996-3188, Attention: Jonathan Ko; or, if sent to the Company, will be mailed, delivered or telefaxed to Andrei Scrivens, c/o Gaming & Hospitality Acquisition Corp., 3755 Breakthrough Way, Suite 300, Las Vegas, Nevada 89135, with a copy to the Company’s counsel at Sidley Austin LLP, 555 California Street, Suite 2000, San Francisco, California 94104, Attention: Vijay S. Sekhon and Michael P. Heinz.

13.	SUCCESSORS.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.	NO FIDUCIARY DUTY.

The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which any of them may be acting, on the other, (b) the Underwriter its acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriter in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether the Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. None of the activities of the Underwriter in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriter with respect to any entity or natural person.

15.	INTEGRATION.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.

16.	APPLICABLE LAW.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.	WAIVER OF JURY TRIAL.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.	COUNTERPARTS.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

19.	HEADINGS.

The section headings used herein are for convenience only and shall not affect the construction hereof.

20.	DEFINITIONS.

The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean 4:30 p.m. (New York time) on the date of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Stockholders in connection with the redemption of Common Stock held by the Public Stockholders pursuant to the terms of the Amended and Restated Certificate of Incorporation if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statements referred to in paragraph 2(a) above, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 419”, “Rule 424(b)”, “Rule 430A”, “Rule 433”, “Rule 433(h)” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated February 1, 2021, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

21.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REQUIREMENTS.

(a) In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 21, the following definitions apply:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.

Very truly yours,
Gaming & Hospitality Acquisition Corp.

By:	/s/Mary Elizabeth Higgins
	Name:	Mary Elizabeth Higgins
	Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Deutsche Bank Securities Inc.

By:	/s/Ravi Raghunathan
	Name:	Ravi Raghunathan
	Title:	Managing Director

By:	/s/Brandon Sun
	Name:	Brandon Sun
	Title:	Director

SCHEDULE I

Number of Underwritten Securities to be Purchased
Underwriter
Deutsche Bank Securities Inc.	17,500,000

Total	17,500,000

SCHEDULE II

TIME OF DELIVERY INFORMATION

Gaming & Hospitality Acquisition Corp. priced 17,500,000 units at $10.00 per unit plus an additional 2,500,000 units if the underwriters exercise their over-allotment option in full.

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Reference is hereby made to the materials used in the testing-the-waters presentations made to potential investors by the Company, to the extent such materials are deemed to be “written communications” within the meaning of Rule 405 under the Securities Act.